UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2022

STANDARD PREMIUM FINANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-56243	81-2624094
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13590 SW 134th Avenue, Suite 214, Miami, FL 33186

(Address of Principal Executive Office) (Zip Code)

305-232-2752

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2022 Standard Premium Finance Holdings, Inc., a Florida corporation (the “Company”) sold 40,000 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) to accredited investors for $400,000. The sale was exempt from registration under the Securities Act of 1933 pursuant to Rule 506(b). The purchasers represented that they were accredited investors and they were offered access to the books and records of the Company and discussed the Company with officers of the Company. The Preferred Stock contains a legend restricting resale or distribution without registration under the Securities Act of 1933 or an exemption from such registration and a stop-transfer order is in effect. No underwriter was involved in the sale and no underwriting discounts or commissions were paid in connection with the sale.

On April 30, 2022 the Company exchanged $250,000 of its promissory notes for 25,000 shares of its Preferred Stock. The transaction was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933.

Conversion of Preferred Stock

After the Common Stock of the Corporation has been sold in an underwritten public offering or is registered under Section 12 (b) or 12(g) of the Securities Exchange Act of 1934 and is regularly traded the NASDAQ Stock Market or New York Stock Exchange or is regularly quoted and traded on the over-the-counter market (a “Public Equity Event”), the Corporation shall have the right to convert, from time to time, and without payment of additional consideration, any or all of the outstanding shares of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock at a conversion price equal to eighty (80%) percent of the average of the closing of bid prices over the last twenty (20) Trading Days as reported by the principal U.S. registered securities exchange on which the Common Stock is so listed or quoted, or, if no closing bid price is reported, the last reported sale price on the principal U.S. registered securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. registered securities exchange, the last quoted closing bid price for the Common Stock in the U.S. over-the-counter market or, if the bid price is not available, the last reported sale price of the Common Stock in the U.S. over-the-counter market. Notwithstanding the foregoing the conversion price shall not be less than $5.00 per share, subject to adjustment for specified events.

Prior to a Public Equity Event the Company shall have the right to convert any outstanding shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock with the written approval of the holders of the Series A Preferred Stock to be so converted, subject to adjustment for specified events.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2022, the Board of Directors of the Company, approved an Amendment to the Bylaws of the Company (the “Amendment”). The Amendment deleted a provision in Sect. 3.6 of the prior Bylaws which required that independent directors must select or recommend nominees for directors. A complete copy of the Company's current bylaws, including the revision to Sect. 3.6 as a result of the Amendment is filed as Exhibit 3.1 this report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Bylaws as amended May 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

Dated: May 2, 2022	By:	/s/ William J. Koppelmann
William J. Koppelmann Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Bylaws as amended May 2, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)